SUB-ITEM 77Q1(a)


WESTERN ASSET CORPORATE LOAN FUND INC.

Attached please find the Amended and Restated By-laws for the Registrant:



AMENDED AND RESTATED BYLAWS
FOR
WESTERN ASSET CORPORATE LOAN FUND INC.


NAME OF COMPANY, LOCATION OF OFFICES AND SEAL
      Name. The name of the Company is Western Asset Corporate Loan Fund Inc. Principal Offices. The principal office of the Company in the State of
Maryland shall be
located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.
      Seal. The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland."
The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.
Any officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.


STOCKHOLDERS.
      Place of Meetings. All meetings of the Stockholders shall be held at such place, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
      Annual Meeting. The annual meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date, during the 31-day period ending four months after the end of the Company's fiscal year, as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by a plurality of votes cast, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.
      Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request of a majority of the Board of Directors or at the request, in writing, of Stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting upon payment by such Stockholders to the Company of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Company). A written request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at it.
      Notice. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to notice of or to vote at such meeting. If mailed (i) such notice shall be directed to a Stockholder at his address as it shall appear onthe books of the Company
(unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.
     Notice of Stockholder Business. At any annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a Stockholder in accordance with the paragraphs below and (ii) a proper subject under applicable law for Stockholder action. To be properly brought before a special meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (B) otherwise properly brought before the meeting by or at the direction of the
Board of Directors and (ii) a proper subject under applicable law for Stockholder action.
      For any Stockholder proposal to be presented in connection with an annual meeting of Stockholders of the Company (other than proposals made under Rule
14a-8 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
            Such Stockholder's notice shall set forth (a) as to each person whom the
Stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act
(including such
person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such Stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Company which are owned beneficially and of record by such Stockholder and such beneficial owner.
      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Article II. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.
      Notwithstanding anything in these By-Laws to the contrary, any proposal that is otherwise properly brought before an annual or special meeting by a Stockholder will not be eligible for consideration by the Stockholders at such annual or special meeting if such proposal is substantially the same as a matter properly brought before such annual or special meeting by or at the direction of the Board of Directors of the Company. The chairman of such annual or special meeting shall, if the facts warrant, determine and declare that a Stockholder proposal is substantially the same as a matter properly brought before the meeting by or at the direction of the Board of Directors, and, if he should so determine, he shall so declare to the meeting and any such Stockholder proposal shall not be considered at the meeting.
      This Article II shall not be construed or applied to make ineligible for consideration by the Stockholders at any annual or special meeting any Stockholder proposal required to be included in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.
      Quorum. The holders of a majority of the votes of the issued and outstanding stock entitled to be cast, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.
      Vote of the Meeting. When a quorum is present in person or represented at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting (except with respect to election of directors which shall be by a plurality of votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the
Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.
      Voting Rights of Stockholders. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article VI of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by proxy.
      Organization. At every meeting of the Stockholders, the Chairman of the Board, or in his absence or inability to act (or if there is none), the President, or in his absence or inability to act, a Vice President of the Company, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.
      Proxies. Each stockholder entitled to vote at any meeting of stockholders may authorize another person to act as proxy for the stockholder by, (a) signing a writing authorizing another person to act as proxy, or (b) any other means permitted by law. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. No proxy shall be valid after the expiration of eleven months from the date of its authorization unless it shall have specified therein its duration.
 Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.
      Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's
Transfer Agent.
      Action without Meeting. Any action to be taken by Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and said consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
      Inspectors. the Board of Directors may, in advance of any meeting of Stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the Chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors, if appointed, shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the Chairman of the meeting or any Stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be Stockholders of the Company.


BOARD OF DIRECTORS.
      General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws.
      Number, Election and Term of Directors. The number of directors constituting the entire Board of Directors may be changed from time to time by a majority of the entire board of Directors; provided, however, that the number of directors shall in no event be fewer than that required by law, nor more than twelve (12). Directors need not be Stockholders. The majority of the entire Board of Directors shall have power from time to time, and at any time when the Stockholders as such are not assembled in a meeting, regular or special, to increase or decrease the number of Directors. If the number of Directors is increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase. A director so elected by the Board shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies.
      Beginning with the first annual meeting of Stockholders held after the initial public offering of the shares of the Company (the "initial annual meeting"), the Board of Directors shall be divided into three classes Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the Stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.
      Director Nominations.
            Only persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Company may be made at a meeting of Stockholders by or at the direction of the Board of Directors or by any Stockholder of the Company who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Article III.
            Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, any such notice by a Stockholder must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days, but no more than 90 days prior to the meeting; provided, however, that if less than 70 days? notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.
            Any such notice by a Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director,
(A) the name, age, business address and residence address of such person,
(B) the principal occupation or employment of such person,
(C) the class and
number of shares of the capital stock of the Company which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Company of the expenses of any solicitation of proxies should such person be elected a Director of the Company); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such Stockholder and (B) the class and number of shares of the capital stock of the Company which are beneficially owned by such Stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.
            If a notice by a Stockholder is required to be given pursuant to this
Article III, no person shall be entitled to receive reimbursement from the Company of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Company. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
      Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next election of Directors, or any vacancy may be filled by the Stockholders at any meeting thereof.
      Removal. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast thereon to fill that directorship, remove any Director or Directors from office, but only with cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.
      Resignation. A Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
      Place of Meetings. The Directors may hold their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.
      Regular Meetings. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by resolution of the Board.
      Special Meetings. Special meetings of the Board may be called by order of the Chairman of the Board on notice, which may be less than one day's notice given to each Director either in person or by mail, telephone, facsimile transmission or other standard form of telecommunication to each Director at his residence or regular place of business. Special meetings will be called by the Chairman or Vice Chairman, if any, of the Board or Secretary in a like manner on the written request of a majority of the Directors.
      Quorum. At all meetings of the Board, the presence of one-third of the number of Directors then in office (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
      Organization. The Board of Directors shall designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting.
The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.
      Informal Action by Directors and Committees; Telephone Participation.
 Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
      Executive Committee. There may be an Executive Committee of one or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.
      Audit Committee. There shall be an Audit Committee of two or more Directors who are not "interested persons" of the Company (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number.
The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.
      Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of members (which may be one) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them.
A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.
      Compensation of Directors. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.


OFFICERS.
      Number and Qualifications. The Directors shall appoint the Officers, who need not be members of the Board. The Officers of the Company shall include a President, Secretary and Treasurer. Any two offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.
      Additional Officers. The Board may appoint such other officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers the power to appoint any subordinate officers and to prescribe their respective rights, terms of office, authorities and duties.
      Salaries of Officers. The salaries of all Officers of the Company shall be fixed by the Board of Directors.
      Term, Removal, Vacancies. The Officers of the Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
      President. The President shall be the chief executive officer of the Company, and shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect and may employ and discharge employees and agents of the Company, except those elected by the Board, and he or she may delegate these powers.
      Vice President. Any Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.
      Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.
The Treasurer will be the chief financial officer of the Company.
      Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.
      Secretary. The Secretary shall attend meetings of the Board and meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.
      Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.
      Surety Bonds. The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.


GENERAL PROVISIONS.
      Waiver of Notice. Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact. Such notice is also waived if the person entitled to the notice is present at the meeting in person, or, in the case of a stockholder, by proxy.
      Indemnity.
            The Company shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Company shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
            Any current or former director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the person seeking indemnification shall provide security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of the full Board of Directors of the Company, the members of which majority are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
            At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation
Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors, which quorum shall consist of a majority of the disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
            Employees and agents who are not officers or directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.
            The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise.
The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise
            References in this Article are to the Maryland General
Corporation
Law and to the Investment Company Act of 1940, as from time to time amended.
No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
      Insurance.
            The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
            For the purposes of this Section 3, references to the Company shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director or officer of a constituent corporation or is or was serving at the request of a constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan shall stand in the same position under this Section 3 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
      Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
      Fiscal Year. The fiscal year of the Company shall be determined by resolution of the Board of Directors.


CERTIFICATES OF STOCK.
      Certificates of Stock. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Company. For certificated stock, the certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, Vice President or Chairman and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer
Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.
      Lost, Stolen or Destroyed Certificates. The Board of Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.
      Transfer of Stock. Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.
      Registered Holder. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.
      Record Date. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders as the time as of which Stockholders entitled to notice of, and to vote at, such a meeting shall be determined; and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting. The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend, distribution, rights or interests.
      Stock Ledgers. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at the offices of the Transfer Agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.
      Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove Transfer Agents and/or Registrars of transfers
(if any) of shares of stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.


AMENDMENTS.
      General. Except as provided in the next succeeding sentence and in the Articles of Incorporation, all Bylaws of the Company, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Sections 3 and 5 of Article II, Sections
2,3 and 5 of Article III, Sections 2 and 3 of Article V, Section 1 of
Article VII and Section 1 of Article VIII of these Bylaws shall be subject to amendment, alteration or repeal by the Board of Directors including the affirmative vote of 75% of the Continuing Directors (as such term is defined in Article VIII of the Company's Articles of Incorporation), at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.


SPECIAL PROVISIONS.
      Actions Relating to Discount in Price of the Company's Shares. In the event that at any time after the second anniversary of the initial public offering of shares of the Company's Common Stock, such shares publicly trade for a substantial period of time at a substantial discount from the Company's then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount.
The actions considered by the Board of Directors may include periodic repurchases by the Company of its shares of Common Stock or an amendment to the Company's Articles of Incorporation to make the Company's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940), subject in all events to compliance with all applicable provisions of the Company's Articles of Incorporation, these Bylaws, the Maryland General Corporation Law and the Investment Company Act of 1940.
As adopted:  February 5, 2003
As amended:  August 11, 2016